SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of report (Date of earliest event reported) July   , 2003
                                                           --------------

                                Power2Ship, Inc.
                            ------------------------
               (Exact name of registrant as specified in Charter)


              Nevada                  0-25753              87-0449667
   ----------------------------     -----------        -------------------
   (State or other jurisdiction     (Commission          (IRS employer
         of incorporation)            file no.)        identification no.)




903 Clint Moore Road, Boca Raton, Florida                     33487
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(Address of Principal Executive Offices)                    (Zip Code)



      Registrant's telephone number, including area code (561) 998-7557
                                                         --------------

          10400 Griffin Road, Suite 101, Fort Lauderdale, Florida 33328
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 4.  Changes in Registrant's Certifying Accountants.

            Sweeney Gates & Co. ("SGC"), by letter dated July 21, 2003, was dismissed as the independent accountant for Power2Ship, Inc. (the "Company") for the reasons specified in the last paragraph of this item. SGC had been the independent accountant for, and audited the financial statements of, the Company's wholly owned subsidiary, Freight Rate, Inc. d/b/a Power2Ship, Inc. Inasmuch as Freight Rate, Inc. was considered to be the surviving accounting entity upon consummation of its reverse acquisition with Jaguar Investments, Inc. (now Power2Ship, Inc.) on March 11, 2003, the previous change of independent accountants reported in our Form 8-K dated April 28, 2003 simply reflected the replacement of the independent accountants for the non-operating reporting entity by the independent accountants of the surviving accounting entity in the acquisition.

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          Since being engaged by the Company on April 28, 2003, the reports of
SGC on the financial statements of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Board of Directors unanimously approved the dismissal of SGC.

            From April 28, 2003 through July 21, 2003, there have been no disagreements between the Company and SGC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused SGC to make a reference thereto in its report on the Company's financial statements for such period. During the period from April 28, 2003 through July 21, 2003, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-B).

          The reports of SGC on the financial statements of the Company's wholly owned subsidiary, Freight Rate, Inc., for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as
to uncertainty, audit scope or accounting principles.     Further, for the two
most recent fiscal years, there were no disagreements between Freight Rate, Inc. and SGC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused SGC to make a reference thereto in its report on Freight Rate, Inc.'s financial statements for such period.

            The Company has requested that SGC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not SGC agrees with the above statements. This letter is attached as an exhibit to this Report on Form 8-K.

            The Company engaged Sherb & Co., LLP ("SC") as its new independent accountants as of July 21, 2003 as the Company's Board of Directors determined that it would be better served by an accounting firm with more depth and resources than was available from its previous accountants. Prior to such date, the Company did not consult with SGC regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by SGC, or
(iii) any other matter that was the subject of a disagreement between the Company and SGC (as defined in Item 304 (a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K).


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

       (c)  Exhibits.

            (1) Letter of Sweeney Gates & Co. to the Securities and Exchange Commission, dated July 25, 2003.


Item 8.  Change in Fiscal Year.

     On July 21, 2003, the Company determined that it should change its fiscal year end from December 31 to May 31. This determination was made to conform the fiscal year end of the Company with the fiscal year end of Freight Rate, Inc., the Company's wholly owned subsidiary and sole accounting entity as of its merger with the Company on March 11, 2003. The report covering the transition period will be filed on Form 10-KSB for the period ending May 31, 2003.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    POWER2SHIP, INC.



                                    By:    /s/ Richard Hersh
                                       ------------------------------
                                    Name:  Richard Hersh
                                    Title: Chief Executive Officer



Dated:  July 24, 2003

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EXHIBIT 99.1



                              [SWEENEY GATES & CO.]



July 25, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 included in the Form 8-K dated July 24, 2003, of Power2Ship, Inc. (Commission File Number 0-25753) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. We are not in a position to agree or disagree with the disclosures regarding Sherb & Co., LLP.

Sincerely,

/s/ Sweeney Gates & Co.
-------------------------
Sweeney Gates & Co.

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